EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of First Cash Financial Services, Inc.

We have audited the accompanying consolidated balance sheets of First Cash Financial Services, Inc., and subsidiaries as of December 31, 2013, and 2012, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Cash Financial Services, Inc., and subsidiaries as of December 31, 2013, and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Dallas, Texas
February 27, 2014 except for Note 17, as to which the date is June 27, 2014

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$70,643	$50,285
Pawn loan fees and service charges receivable	16,689	15,158
Pawn loans	115,234	103,181
Consumer loans, net	1,450	1,879
Inventories	77,793	65,345
Prepaid expenses and other current assets	3,369	4,434
Deferred tax assets	5,044	1,148
Total current assets	290,222	241,430

Property and equipment, net	108,137	93,304
Goodwill, net	251,241	166,386
Other non-current assets	9,373	6,572
Total assets	$658,973	$507,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of notes payable	$3,326	$3,212
Accounts payable and accrued liabilities	38,023	27,938
Income taxes payable	7,412	—
Total current liabilities	48,761	31,150

Revolving unsecured credit facility	182,000	102,500
Notes payable, net of current portion	5,026	8,351
Deferred income tax liabilities	8,827	13,275
Total liabilities	244,614	155,276

Commitments and contingencies (Note 11)

Stockholders' equity:
Preferred stock; $0.01 par value; 10,000 shares authorized; no shares issued or
outstanding	—	—
Common stock; $0.01 par value; 90,000 shares authorized;
39,377 and 38,796 shares issued, respectively;
28,948 and 29,096 shares outstanding, respectively	394	388
Additional paid-in capital	176,675	159,081
Retained earnings	497,728	413,882
Accumulated other comprehensive income (loss) from cumulative foreign
currency translation adjustments	(7,751)	(6,940)
Common stock held in treasury, 10,429 and 9,700 shares at cost, respectively	(252,687)	(213,995)
Total stockholders' equity	414,359	352,416
Total liabilities and stockholders' equity	$658,973	$507,692

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Year Ended December 31,
	2013	2012	2011
Revenue:
Retail merchandise sales	$367,187	$287,456	$236,797
Pawn loan fees	181,555	152,237	122,320
Consumer loan and credit services fees	43,781	48,692	46,876
Wholesale scrap jewelry revenue	68,325	103,706	108,004
Total revenue	660,848	592,091	513,997

Cost of revenue:
Cost of retail merchandise sold	221,361	167,144	142,106
Consumer loan and credit services loss provision	11,368	12,556	11,331
Cost of wholesale scrap jewelry sold	58,545	76,853	71,305
Total cost of revenue	291,274	256,553	224,742

Net revenue	369,574	335,538	289,255

Expenses and other income:
Store operating expenses	181,321	148,879	126,107
Administrative expenses	49,530	50,211	45,259
Depreciation and amortization	15,361	12,939	10,944
Interest expense	3,492	1,488	135
Interest income	(322)	(216)	(277)
Total expenses and other income	249,382	213,301	182,168

Income from continuing operations before income taxes	120,192	122,237	107,087

Provision for income taxes	35,713	41,375	36,950

Income from continuing operations	84,479	80,862	70,137

Income (loss) from discontinued operations, net of tax	(633)	(503)	7,645
Net income	$83,846	$80,359	$77,782

Basic income per share:
Income from continuing operations	$2.91	$2.80	$2.29
Income (loss) from discontinued operations	(0.02)	(0.02)	0.24
Net income per basic share	$2.89	$2.78	$2.53

Diluted income per share:
Income from continuing operations	$2.86	$2.72	$2.23
Income (loss) from discontinued operations	(0.02)	(0.02)	0.24
Net income per diluted share	$2.84	$2.70	$2.47

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

	Year Ended December 31,
	2013	2012	2011
Net income	$83,846	$80,359	$77,782
Other comprehensive income (loss):
Currency translation adjustment, gross	(1,374)	10,167	(15,797)
Tax (expense) benefit	563	(3,644)	5,383
Comprehensive income	$83,035	$86,882	$67,368

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(in thousands)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Common Stock Held in Treasury		Total Stock- holders' Equity
	Shares	Amount	Shares	Amount				Shares	Amount
Balance at 12/31/2012	—	$—	38,796	$388	$159,081	$413,882	$(6,940)	9,700	$(213,995)	$352,416
Shares issued under share-based com-pensation plan	—	—	8	—	—	—	—	—	—	—
Exercise of stock options	—	—	573	6	9,236	—	—	—	—	9,242
Income tax benefit from exercise of stock options	—	—	—	—	7,805	—	—	—	—	7,805
Share-based compensation expense	—	—	—	—	553	—	—	—	—	553
Net income	—	—	—	—	—	83,846	—	—	—	83,846
Currency translation adjustment, net of tax	—	—	—	—	—	—	(811)	—	—	(811)
Repurchases of treasury stock	—	—	—	—	—	—	—	729	(38,692)	(38,692)
Balance at 12/31/2013	—	$—	39,377	$394	$176,675	$497,728	$(7,751)	10,429	$(252,687)	$414,359

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
CONTINUED
(in thousands)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Common Stock Held in Treasury		Total Stock- holders' Equity
	Shares	Amount	Shares	Amount				Shares	Amount
Balance at 12/31/2011	—	$—	38,291	$383	$147,649	$333,523	$(13,463)	8,200	$(152,720)	$315,372
Shares issued under share-based com-pensation plan	—	—	31	—	—	—	—	—	—	—
Exercise of stock options and warrants	—	—	474	5	4,291	—	—	—	—	4,296
Income tax benefit from exercise of stock options and warrants	—	—	—	—	5,841	—	—	—	—	5,841
Share-based compensation expense	—	—	—	—	1,300	—	—	—	—	1,300
Net income	—	—	—	—	—	80,359	—	—	—	80,359
Currency translation adjustment, net of tax	—	—	—	—	—	—	6,523	—	—	6,523
Repurchases of treasury stock	—	—	—	—	—	—	—	1,500	(61,275)	(61,275)
Balance at 12/31/2012	—	$—	38,796	$388	$159,081	$413,882	$(6,940)	9,700	$(213,995)	$352,416

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
CONTINUED
(in thousands)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Common Stock Held in Treasury		Total Stock- holders' Equity
	Shares	Amount	Shares	Amount				Shares	Amount
Balance at 12/31/2010	—	$—	38,002	$380	$142,344	$255,741	$(3,049)	6,840	$(97,412)	$298,004
Shares issued under share-based com-pensation plan	—	—	16	—	—	—	—	—	—	—
Exercise of stock options and warrants	—	—	273	3	2,475	—	—	—	—	2,478
Income tax benefit from exercise of stock options and warrants	—	—	—	—	2,088	—	—	—	—	2,088
Share-based compensation expense	—	—	—	—	742	—	—	—	—	742
Net income	—	—	—	—	—	77,782	—	—	—	77,782
Currency translation adjustment, net of tax	—	—	—	—	—	—	(10,414)	—	—	(10,414)
Repurchases of treasury stock	—	—	—	—	—	—	—	1,360	(55,308)	(55,308)
Balance at 12/31/2011	—	$—	38,291	$383	$147,649	$333,523	$(13,463)	8,200	$(152,720)	$315,372

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended December 31,
	2013	2012	2011
Cash flow from operating activities:
Net income	$83,846	$80,359	$77,782
Adjustments to reconcile net income to net cash flow provided by operating activities:
Non-cash portion of credit loss provision	1,033	866	156
Share-based compensation expense	553	1,300	742
Depreciation and amortization expense	15,361	12,975	11,026
Deferred income taxes	(7,928)	3,242	1,200
Loss (gain) on disposition of consumer loan stores	1,298	966	(9,965)
Changes in operating assets and liabilities, net of business combinations:
Pawn fees and service charges receivable	(1,371)	(3,245)	(697)
Merchandise inventories	(1,200)	(2,777)	445
Prepaid expenses and other assets	2,030	6,297	(4,076)
Accounts payable and accrued expenses	5,586	(1,135)	(883)
Income taxes payable, current	7,510	(10,056)	4,645
Net cash flow provided by operating activities	106,718	88,792	80,375
Cash flow from investing activities:
Loan receivables, net of cash repayments	(411)	(17,325)	(5,208)
Purchases of property and equipment	(26,672)	(21,841)	(28,974)
Proceeds from disposition of consumer loan stores	—	—	19,857
Acquisitions of pawn stores, net of cash acquired	(113,643)	(120,738)	(7,779)
Net cash flow used in investing activities	(140,726)	(159,904)	(22,104)
Cash flow from financing activities:
Borrowings from revolving credit facility	152,500	194,500	—
Repayments of revolving credit facility	(73,000)	(92,000)	—
Repayments of notes payable	(3,211)	(1,837)	(1,851)
Purchases of treasury stock	(38,692)	(61,275)	(55,308)
Proceeds from exercise of share-based compensation awards	9,242	4,296	2,478
Income tax benefit from exercise of stock options and warrants	7,805	5,841	2,088
Net cash flow provided by (used in) financing activities	54,644	49,525	(52,593)
Effect of exchange rates on cash	(278)	1,576	(2,622)
Change in cash and cash equivalents	20,358	(20,011)	3,056
Cash and cash equivalents at beginning of the year	50,285	70,296	67,240
Cash and cash equivalents at end of the year	$70,643	$50,285	$70,296

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
CONTINUED
(in thousands)
	Year Ended December 31,
	2013	2012	2011
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$3,477	$1,357	$145
Income taxes	$27,111	$38,810	$24,579

Supplemental disclosure of non-cash investing activity:
Non-cash transactions in connection with pawn loans settled through forfeitures of collateral transferred to inventories	$147,976	$100,572	$90,293

Supplemental disclosure of non-cash financing activity:
Notes and other amounts payable in connection with pawn acquisitions	$2,008	$13,759	$—

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

FIRST CASH FINANCIAL SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF THE COMPANY

First Cash Financial Services, Inc., (the “Company”) was incorporated in Delaware. The Company is engaged primarily in the operation of pawn stores, which lend money on the collateral of pledged personal property and retail previously owned merchandise acquired through pawn forfeitures and purchases directly from the general public. In addition to making short-term secured pawn loans, certain of the Company's pawn stores offer short-term consumer loans and credit services. The Company also operates consumer loan stores that provide consumer loans, credit services, check cashing, and other related financial services. As of December 31, 2013, the Company owned and operated 821 pawn stores and 85 consumer loan stores in 12 U.S. states and 26 states in Mexico.

The Company manages its pawn and consumer loan operations under three operating segments: U.S. pawn operations, U.S. consumer loan operations and Mexico operations. The three operating segments have been aggregated into one reportable segment because they have similar economic characteristics and similar long-term financial performance metrics. Additionally, all three segments offer similar and overlapping products and services to a similar customer demographic, operate in similar regulatory environments, and are supported by a single, centralized administrative support platform.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of these financial statements:

Principles of consolidation - The accompanying consolidated financial statements of the Company include the accounts of its wholly-owned subsidiaries. The Company regularly makes acquisitions and the results of operations for the acquired stores have been consolidated since the acquisition dates. All significant intercompany accounts and transactions have been eliminated. See Note 4.

Cash and cash equivalents - The Company considers any highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.

Customer loans and revenue recognition - Pawn loans are secured by the customer's pledge of tangible personal property with terms of typically 30 days. The Company accrues pawn loan fee revenue on a constant-yield basis over the life of the pawn loan for all pawns for which the Company deems collection to be probable based on historical pawn redemption statistics. If the pawn is not repaid, the principal amount loaned becomes the carrying value of the forfeited collateral, which is recovered through sales to other customers at prices above the carrying value.

The Company's pawn merchandise sales are primarily retail sales to the general public in its pawn stores. The Company acquires pawn merchandise inventory through forfeited pawns and through purchases of used goods directly from the general public. The Company records sales revenue at the time of the sale. The Company presents merchandise sales net of any sales or value-added taxes collected. The Company does not provide financing to customers for the purchase of its merchandise, but does permit its customers to purchase merchandise on an interest-free layaway plan. Should the customer fail to make a required payment, the previous payments are forfeited to the Company. Interim payments from customers on layaway sales are recorded as deferred revenue and subsequently recorded as income during the period in which final payment is received or when previous payments are forfeited to the Company. Some jewelry is melted at a third-party facility and the precious metal content is sold at either prevailing market commodity prices or a previously agreed upon price with a commodity buyer. The Company records revenue from these transactions when a price has been agreed upon and the Company ships the jewelry to the buyer.

Consumer loans are unsecured cash advances and installment loans with terms that range from 7 to 365 days. The Company accrues consumer loan fees on a constant-yield basis over the term of the consumer loan. The Company offers a credit services product (“CSO Program”) to assist customers in obtaining an extension of credit from an independent, non-bank, consumer lending company (the “Independent Lender”). The Company's CSO Program in Texas is licensed as a Credit Access Business (“CAB”) under Texas Finance Code Chapter 393 and regulated by the Texas Office of the Consumer Credit Commissioner. The Company recognizes credit services fees ratably over the life of the extension of credit made by the Independent Lender. The extensions of credit made by the Independent Lender to credit services customers of the Company have terms of 7 to 180 days. The Company records a liability for any collected, but unearned, credit services fees received from its customers.

EXHIBIT 99.1

Credit loss provisions - The Company has determined no allowance related to credit losses on pawn loans is required as the fair value of the pledged collateral is significantly in excess of the pawn loan amount. The Company maintains an allowance for credit losses on consumer loans on an aggregate basis at a level it considers sufficient to cover estimated losses in the collection of its consumer loans. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to recent credit loss trends and changes in loan characteristics (e.g., average amount financed and term), delinquency levels, collateral values, economic conditions and underwriting and collection practices. The Company considers consumer loans to be in default if they are not repaid on the due date and writes off the principal amount and service charge receivable as of the default date. Net defaults and changes in the consumer loan allowance are charged to the consumer loan loss provision.

Under the CSO Program, the Company issues the Independent Lender a letter of credit to guarantee the repayment of the extension of credit. These letters of credit constitute a guarantee for which the Company is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken by issuing the letters of credit. According to the letter of credit, if the borrower defaults on the extension of credit, the Company will pay the Independent Lender the principal, accrued interest, insufficient funds fee, and late fees, all of which the Company records as a component of its credit loss provision. The Company is entitled to seek recovery, directly from its customers, of the amounts it pays the Independent Lender in performing under the letters of credit. The Company records the estimated fair value of the liability under the letters of credit in accrued liabilities. The allowances for credit losses and the estimated fair value of the liability under the letters of credit are periodically reviewed by management with any changes reflected in current operations. Although it is at least reasonably possible that events or circumstances could occur in the future that are not presently foreseen which could cause actual credit losses to be materially different from the recorded allowance for credit losses, the Company believes that it has given appropriate consideration to all relevant factors and has made reasonable assumptions in determining the allowance for credit losses.

Changes in the liability for credit services losses are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$669	$765	$943
Provision for credit losses under letters of credit	9,899	11,222	10,418
Amounts paid to Independent Lender under letters of credit, net of recoveries from customers	(9,988)	(11,318)	(10,596)
Balance at end of year	$580	$669	$765

Foreign Currency Transactions - The Company has significant operations in Mexico where the functional currency for the Company's Mexican subsidiaries is the Mexican peso. Accordingly, the assets and liabilities of these subsidiaries are translated into U.S. dollars at the exchange rate in effect at each balance sheet date, and the resulting adjustments are accumulated in other comprehensive income (loss) as a separate component of stockholders' equity. Revenue and expenses are translated at the average exchange rates occurring during the year-to-date period. Prior to translation, U.S. dollar-denominated transactions of the Mexican-based subsidiaries are remeasured into Mexican pesos using current rates of exchange for monetary assets and liabilities and historical rates of exchange for non-monetary assets and liabilities. Gains and losses from remeasurement of dollar-denominated monetary assets and liabilities in Mexico are included in store operating expenses.

Store operating expenses - Costs incurred in operating the pawn stores and consumer loan stores have been classified as store operating expenses. Operating expenses include salary and benefit expense of store-level employees, occupancy costs, bank charges, security, insurance, utilities, supplies, depreciation, cash shortages and other costs incurred by the stores.

Layaway and deferred revenue - Interim payments from customers on layaway sales are credited to deferred revenue and subsequently recorded as income during the period in which final payment is received or when the previous payments are forfeited to the Company.

Inventories - Inventories represent merchandise purchased directly from the general public and merchandise acquired from forfeited pawns. Inventories purchased directly from customers are recorded at cost. Inventories from forfeited pawns are recorded at the amount of the pawn principal on the unredeemed goods, exclusive of accrued interest. The cost of inventories is determined on the specific identification method. Inventories are stated at the lower of cost or market and, accordingly, inventory valuation allowances are established when inventory carrying values are in excess of estimated selling prices, net of direct costs of disposal. Management has evaluated inventories and determined that a valuation allowance is not necessary.

EXHIBIT 99.1

Property and equipment - Property and equipment are recorded at cost. Depreciation is recorded on the straight-line method based on estimated useful lives of 15 years for buildings and three to five years for equipment. The costs of improvements on leased stores are capitalized as leasehold improvements and are amortized on the straight-line method over the applicable lease period, or useful life, if shorter. Maintenance and repairs are charged to expense as incurred; renewals and betterments are charged to the appropriate property and equipment accounts. Upon sale or retirement of depreciable assets, the cost and related accumulated depreciation is removed from the accounts, and the resulting gain or loss is included in the results of operations in the period the assets are sold or retired.

Goodwill - Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in each business combination. The Company performs its goodwill impairment assessment annually as of December 31, and between annual assessments if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company's reporting units, which are tested for impairment, are U.S. pawn operations, U.S. consumer loan operations and Mexico operations. The Company assesses goodwill for impairment at a reporting unit level by first assessing a range of qualitative factors, including, but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company's products and services, regulatory and political developments, entity specific factors, such as strategy and changes in key personnel, and overall financial performance. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company proceeds to the two-step impairment testing methodology.

Long-lived assets - Property and equipment and non-current assets are reviewed for impairment whenever events or changes in circumstances indicate that the net book value of the asset may not be recoverable. An impairment loss is recognized if the sum of the expected future cash flows (undiscounted and before interest) from the use of the asset is less than the net book value of the asset. Generally, the amount of the impairment loss is measured as the difference between the net book value of the asset and the estimated fair value of the related asset. The Company has not recorded any impairment loss for the fiscal years ended December 31, 2013, 2012 and 2011.

Fair value of financial instruments - The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. All fair value measurements related to acquisitions are level 3, non-recurring measurements, based on non-observable inputs. Unless otherwise disclosed, the fair values of financial instruments approximate their recorded values, due primarily to their cash nature. The Company did not have any outstanding balance for financial instruments at December 31, 2013, and 2012.

Income taxes - The Company uses the liability method of computing deferred income taxes on all material temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. See Note 10.

Advertising - The Company expenses the costs of advertising the first time the advertising takes place. Advertising expense from continuing operations for the fiscal years ended December 31, 2013, 2012 and 2011, was $2,244,000, $2,007,000, and $1,717,000, respectively.

Share-based compensation - All share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based on the grant-date fair value. The Company recognizes compensation cost net of estimated forfeitures and recognizes the compensation cost for only those awards expected to vest on a straight-line basis over the requisite service period of the award, which is generally the vesting term. The Company estimated the forfeiture rate based on its historical experience and its expectations of future forfeitures. The Company records share-based compensation cost as an administrative expense. The Company applied the alternative transition method in calculating its pool of excess tax benefits available to absorb future tax deficiencies. See Note 13.

Forward Sales Commitments - The Company periodically uses forward sale agreements with a major gold bullion bank to sell a portion of the expected amount of scrap gold and silver jewelry, which is typically broken or of low retail value, produced in the normal course of business from its liquidation of such merchandise. These commitments qualify for an exemption from derivative accounting as normal sales, based on historical terms, conditions and quantities, and are therefore not recorded on the Company's balance sheet. As of December 31, 2013, the Company has no forward sales commitments for gold or silver ounces of its expected scrap jewelry sales.

EXHIBIT 99.1

Earnings per share - Basic income per share is computed by dividing income by the weighted-average number of shares outstanding during the year. Diluted income per share is calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the year.

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

	Year Ended December 31,
	2013	2012	2011
Numerator:
Income from continuing operations for calculating basic and diluted earnings per share	$84,479	$80,862	$70,137
Income (loss) from discontinued operations	(633)	(503)	7,645
Net income for calculating basic and diluted earnings per share	$83,846	$80,359	$77,782

Denominator:
Weighted-average common shares for calculating basic earnings per share	29,079	28,912	30,706
Effect of dilutive securities:
Stock options, warrants and nonvested awards	495	801	792
Weighted-average common shares for calculating diluted earnings per share	29,574	29,713	31,498

Basic earnings per share:
Income from continuing operations	$2.91	$2.80	$2.29
Income (loss) from discontinued operations	(0.02)	(0.02)	0.24
Net income per basic share	$2.89	$2.78	$2.53

Diluted earnings per share:
Income from continuing operations	$2.86	$2.72	$2.23
Income (loss) from discontinued operations	(0.02)	(0.02)	0.24
Net income per diluted share	$2.84	$2.70	$2.47

Pervasiveness of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and related revenue and expenses, and the disclosure of gain and loss contingencies at the date of the financial statements. Such estimates and assumptions are subject to a number of risks and uncertainties, which may cause actual results to differ materially from the Company's estimates. Significant estimates include allowances for doubtful accounts receivable and related credit loss provisions and impairment of goodwill.

Reclassification - Certain amounts for the years ended December 31, 2011, and 2012 have been reclassified in order to conform to the 2013 presentation.

Recent accounting pronouncements - In October 2012, the Financial Accounting Standards Board issued ASU 2012-04, “Technical Corrections and Improvements” ("ASU 2012-04"). The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in ASU 2012-04 are effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material effect on the Company’s financial position, results of operations or financial statement disclosures.

In February 2013, the Financial Accounting Standards Board issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” (“ASU 2013-02”). The amendments in ASU 2013-02 require an entity to disclose the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under generally accepted accounting principles in the United States ("GAAP") to be reclassified in its entirety to net income. For other amounts that are not required under GAAP

EXHIBIT 99.1

to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under GAAP that provide additional detail about those amounts. The amendments of ASU 2013-02 are effective prospectively for reporting periods beginning after December 15, 2012. The adoption of ASU 2013-02 did not have a material effect on the Company’s financial position, results of operations or financial statement disclosures.

NOTE 3 - CAPITAL STOCK

In March 2008, the Company's Board of Directors authorized an amendment to the 2007-authorized share repurchase program which allowed the Company to repurchase up to 3,000,000 shares of its common stock. During fiscal 2011, the Company repurchased approximately 1,360,000 shares of its common stock at an aggregate cost of $55,308,000 to complete the 2007-authorized repurchase program, as amended.

In December 2011, the Company's Board of Directors authorized a share repurchase program which allowed the Company to repurchase up to 1,500,000 shares of its common stock. During fiscal 2012, the Company repurchased 1,500,000 shares of its common stock at an aggregate cost of $61,275,000 to complete the 2011-authorized repurchase program.

In January 2013, the Company's Board of Directors authorized a new share repurchase program which allows the Company to repurchase up to 1,500,000 shares of its common stock. During fiscal 2013, the Company repurchased 729,000 shares of its common stock at an aggregate cost of $38,692,000 and 771,000 shares remain available for repurchase under the repurchase program. Under its share repurchase program, the Company can purchase common stock in open market transactions, block purchases or privately negotiated transactions, and may from time to time purchase shares pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Exchange Act, or by any combination of such methods. The number of shares to be purchased and the timing of the purchases are based on a variety of factors, including, but not limited to, the level of cash balances, credit availability, general business conditions, regulatory requirements, the market price of the Company's stock and the availability of alternative investment opportunities. No time limit was set for completion of repurchases under the new authorization and the program may be suspended or discontinued at any time.

NOTE 4 - ACQUISITIONS

2013 Acquisitions
Consistent with the Company’s strategy to continue its expansion of pawn stores in selected markets, in December 2013, the Company acquired from JoLin Enterprises, Inc. ("JoLin") the pawn loans, inventory, layaways and other operating assets and liabilities of 12 large format pawn stores located in South Carolina. The purchase price for the transaction was $30,072,000, net of cash acquired, and was composed of $29,072,000 in cash paid at closing and an additional $1,000,000 payable to the sellers in two equal payments due in March and June 2014. The acquisition has been accounted for using the purchase method of accounting for both financial reporting and tax purposes. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition, which were comparable for financial and tax purposes. The excess purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill of approximately $20,483,000, which is deductible for U.S. income tax purposes. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of JoLin. For tax purposes, the goodwill and intangible assets are being amortized over the statutory period of 15 years. The estimated fair values of the assets acquired are preliminary, as the Company is gathering information to finalize the valuation of these assets by June 2014. The assets, liabilities and results of operations of the locations are included in the Company’s consolidated results as of the acquisition date, December 14, 2013.
In September 2013, the Company acquired from Baja Unlimited, LLC and its subsidiaries ("Baja"), the operating entity owning the pawn loans, inventory, layaways and other operating assets and liabilities of eight large format pawn stores located in the Cabo/La Paz markets in Baja California Sur, Mexico. The purchase price for the all-cash transaction was $12,350,000, net of cash acquired, plus a nominal residual payment to be determined based on certain post-closing adjustments. The acquisition has been accounted for using the purchase method of accounting for both financial reporting and tax purposes. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition, which were comparable for financial and tax purposes. The excess purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill of approximately $9,955,000, which is not deductible for foreign income tax purposes. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of Baja. The assets, liabilities and results of operations of the locations are included in the Company’s consolidated results as of the acquisition date, September 30, 2013.

EXHIBIT 99.1

In June 2013, the Company acquired from O'Pak Credit LP, Pro Pawn LP and Milar Credit LP (collectively "Valu + Pawn") the pawn loans, inventory, layaways and other operating assets and liabilities of 19 large format pawn stores located in Texas. The purchase price for the transaction was $69,967,000, net of cash acquired, and was composed of $68,967,000 in cash paid at closing and an additional $1,000,000 payable to the sellers in June 2014. The acquisition has been accounted for using the purchase method of accounting for both financial reporting and tax purposes. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition, which were comparable for financial and tax purposes. The excess purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill of approximately $52,334,000, which is deductible for U.S. income tax purposes. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of Valu + Pawn. For tax purposes, the goodwill and intangible assets are being amortized over the statutory period of 15 years. The assets, liabilities and results of operations of the locations are included in the Company’s consolidated results as of the acquisition date, June 25, 2013.
Additionally, during fiscal 2013, three pawn stores located in three U.S. states were acquired in separate acquisitions for an aggregate purchase price of $2,903,000, net of cash acquired, and was composed of $2,895,000 in cash and payables to the sellers of $8,000. These acquisitions resulted in additional goodwill of approximately $1,769,000.

The allocations of the purchase prices for the Company's acquisitions during 2013 (the "2013 acquisitions") are as follows (in thousands):

	Valu + Pawn	Baja Unlimited, LLC	JoLin Enterprises, Inc.	Other	Total
Pawn loans	$9,361	$824	$4,559	$397	$15,141
Inventory	5,024	583	3,221	532	9,360
Other current assets	1,071	34	359	43	1,507
Property and equipment	1,002	939	782	55	2,778
Goodwill	52,334	9,955	20,483	1,769	84,541
Intangible assets	2,190	300	1,020	155	3,665
Other non-current assets	73	6	—	4	83
Current liabilities	(1,088)	(291)	(352)	(52)	(1,783)
Purchase price	$69,967	$12,350	$30,072	$2,903	$115,292

During fiscal 2013, revenue from the 2013 acquisitions since the acquisition dates was $26,046,000. The combined transaction and one-time integration costs of the 2013 acquisitions recorded during fiscal 2013 were approximately $2,350,000. During fiscal 2013, the net earnings from the 2013 acquisitions since the acquisition dates (including acquisition and integration costs) were $2,691,000.

The following unaudited pro forma financial information reflects the consolidated results of operations of the Company as if all the 2013 acquisitions had occurred on January 1, 2012. The unaudited pro forma financial information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition occurred on the date indicated or what may result in the future (in thousands, except per share data):

	Year Ended		Year Ended
	December 31, 2013		December 31, 2012
	As Reported	Pro Forma	As Reported	Pro Forma
Total revenue from continuing operations	$660,848	$713,329	$592,091	$672,411
Income from continuing operations	84,479	89,971	80,862	89,908
Net income	83,846	89,338	80,359	89,405
Income from continuing operations per share:
Basic	$2.91	$3.09	$2.80	$3.11
Diluted	2.86	3.04	2.72	3.03
Net income per share:
Basic	$2.89	$3.07	$2.78	$3.09
Diluted	2.84	3.02	2.70	3.01

EXHIBIT 99.1

2012 Acquisitions
In September 2012, the Company acquired the stock of LTS, Incorporated, the operating entity owning the pawn loans, inventory, layaways and other operating assets and liabilities of 16 large format Fast Cash Pawn stores located in Colorado. The purchase price for the transaction was $45,924,000, net of cash acquired, and was composed of $37,424,000 in cash and notes payable to the selling shareholders of $8,500,000. The notes payable bear interest at 4.0% per annum and the remaining balance is payable in monthly payments of principal and interest scheduled through September 2017. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition, which were comparable for financial and tax purposes. The excess purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill of approximately $34,431,000, which is deductible for U.S. income tax purposes. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company with LTS, Incorporated. For tax purposes, the goodwill and intangible assets are being amortized over the statutory period of 15 years. The assets, liabilities and results of operations of the locations are included in the Company's consolidated results as of the acquisition date, September 14, 2012.
In June 2012, the Company acquired from Mister Money Investments, Inc., L&W Properties, LLC, Mister Money - - RM, Inc., Mister Money - - KY, Inc., LWC, LLC and MMRD, LLC (collectively “Mister Money”), the assets of 21 stores located in Colorado, Kentucky, Wyoming and Nebraska, and certain operating entities owning the pawn loans, inventory, layaways and other operating assets and liabilities of three other pawn stores located in Colorado and Kentucky. The combined purchase price for all 24 stores was $25,615,000, net of cash acquired, and was composed of $25,315,000 in cash paid at closing and an additional $300,000 paid in December 2012. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition, which were comparable for financial and tax purposes. The excess purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill of approximately $15,694,000, which is deductible for U.S. income tax purposes. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company with Mister Money. For tax purposes, the goodwill and intangible assets are being amortized over the statutory period of 15 years. The assets, liabilities and results of operations of the locations are included in the Company's consolidated results as of the acquisition date, June 15, 2012.
In January 2012, the Company acquired from BBR Unlimited, LLC ("BBR"), the operating entity owning the pawn loans, inventory, layaways and other operating assets and liabilities of 29 pawn stores located in western Mexico. The purchase price for these stores was $46,863,000, net of cash acquired, and was composed of $41,963,000 in cash and a note payable to the seller of $4,900,000. The note payable bears interest at 3.0% per annum and the remaining balance is payable in monthly payments of principal and interest scheduled through January 2015. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair market values at the date of acquisition, which were comparable for financial and tax purposes. The excess purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill of $39,386,000, of which, a significant majority is not deductible for income tax purposes. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company with BBR. The assets, liabilities and results of operations of the locations are included in the Company's consolidated results as of the acquisition date, January 10, 2012.
Additionally, during fiscal 2012, six pawn stores located in three U.S. states were acquired in five separate acquisitions for an aggregate purchase price of $16,095,000, net of cash acquired, and was composed of $15,736,000 in cash and payables to the sellers of $359,000. These acquisitions resulted in additional recorded goodwill of $5,620,000.
NOTE 5 - DISCONTINUED OPERATIONS

The Company’s strategy has been to grow its pawn operations while reducing regulatory exposure from other consumer lending products, which include certain consumer loan and credit services products offered in the United States. As a result, in December 2013, the Company initiated a plan to discontinue the operations of the Cash & Go, Ltd. joint venture, a consolidated 50%-owned subsidiary, which owns and operates 37 check cashing and financial services kiosks located inside convenience stores in the state of Texas. In connection with this decision, the Company recorded a charge of $844,000, net of tax, or $0.03 per share, for the quarter ended December 31, 2013. The after-tax earnings from operations for Cash & Go, Ltd. were $211,000, or $0.01 per share, in fiscal 2013. Comparable after-tax earnings were $243,000, or $0.01 per share, in 2012 and $386,000, or $0.01 per share, in 2011. The Company expects to wind down operations and liquidate the assets of Cash & Go, Ltd. over the first six months of fiscal 2014.

EXHIBIT 99.1

In September 2012, the Company closed seven of its consumer loan stores located in the Texas cities of Austin and Dallas due in part to city ordinances enacted during 2012, which significantly restricted the Company's ability to provide credit services products. The Company recorded a loss on disposal of $628,000, net of tax, or $0.03 per share, from these stores. The after-tax operating results from operations for these Texas stores were immaterial in 2012 and 2011.

In March 2011, the Company sold all ten of its consumer loan stores located in Illinois to a privately-held operator of check cashing and consumer lending stores. Under the terms of the agreement, the buyer purchased the outstanding customer loans, customer account lists and fixed assets, assumed leases at all the store locations and hired all of the store-level employees. During fiscal 2011, the Company recorded a gain of approximately $5,979,000, net of tax, or $0.19 per share, from the sale of these stores. The after-tax earnings from operations for the Illinois stores were an additional $514,000, or $0.02 per share, during fiscal 2011.

All revenue, expenses and income reported in these financial statements have been adjusted to reflect reclassification of all discontinued operations. The carrying amounts of the assets and liabilities for discontinued operations at December 31, 2013, and 2012 were immaterial.

The following table summarizes the operating results, including gains or losses from dispositions, of all the operations which have been reclassified as discontinued operations in the consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011 (in thousands, except per share data):

	Year Ended December 31,
	2013	2012	2011
Consumer loan and credit services fees	$3,337	$5,308	$8,763
Consumer loan and credit services loss provision	(691)	(1,264)	(1,822)
Net revenue	2,646	4,044	6,941

Expenses and other (gain) loss:
Operating and administrative expenses	2,322	3,816	4,943
Depreciation and amortization	—	36	82
Loss (gain) on disposition of consumer loan stores	1,298	966	(9,965)
Gain on excess collections of notes receivable	—	—	(764)
Total expenses and other (gains)/losses	3,620	4,818	(5,704)
Income (loss) from discontinued operations before income taxes	(974)	(774)	12,645
Tax benefit (expense)	341	271	(5,000)
Income (loss) from discontinued operations, net of tax	$(633)	$(503)	$7,645
Income (loss) from discontinued operations (basic)	$(0.02)	$(0.02)	$0.24
Income (loss) from discontinued operations (diluted)	$(0.02)	$(0.02)	$0.24

NOTE 6 - CUSTOMER LOANS AND VALUATION ACCOUNTS

Customer loans, net of unearned finance fees, consist of the following (in thousands):

	Pawn	Consumer Loan	Total
December 31, 2013
Total customer loans	$115,234	$1,534	$116,768
Less allowance for doubtful accounts	—	(84)	(84)
	$115,234	$1,450	$116,684

December 31, 2012
Total customer loans	$103,181	$1,990	$105,171
Less allowance for doubtful accounts	—	(111)	(111)
	$103,181	$1,879	$105,060

EXHIBIT 99.1

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment used in continuing operations consist of the following (in thousands):

	Year Ended December 31,
	2013	2012
Land	$11,816	$10,481
Buildings	17,895	12,386
Furniture, fixtures, equipment and leasehold improvements	175,098	154,155
	204,809	177,022
Less: accumulated depreciation	(96,672)	(83,718)
	$108,137	$93,304

Depreciation expense from continuing operations for the fiscal years ended December 31, 2013, 2012 and 2011, was $14,285,000, $12,377,000, and $10,743,000, respectively.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following (in thousands):

	Year Ended December 31,
	2013	2012
Deferred layaway sales revenue	$11,090	$9,169
Accrued compensation	7,703	5,162
Sales, property, and payroll withholding taxes payable	5,573	4,776
Trade accounts payable	3,342	2,507
Benefits liabilities and withholding payable	1,016	967
Reserves for expected losses on outstanding CSO letters of credit	580	669
Other accrued liabilities from discontinued operations	361	262
Other accrued liabilities	8,358	4,426
	$38,023	$27,938

NOTE 9 - REVOLVING CREDIT FACILITY AND NOTES PAYABLE

At December 31, 2013, the Company maintained a revolving line of credit with its lenders (the "2012 Credit Facility”) in the amount of $205,000,000, which was scheduled to mature in February 2015. At December 31, 2013, the Company had $182,000,000 outstanding under the 2012 Credit Facility and $23,000,000 available for borrowings. During the year ended December 31, 2013, the Company received net proceeds of $79,500,000 from the 2012 Credit Facility. The 2012 Credit Facility charges interest at the prevailing 30-day LIBOR rate plus a fixed spread of 2.0%. The interest rate on amounts outstanding under the 2012 Credit Facility was 2.19% at December 31, 2013. Under the terms of the 2012 Credit Facility, the Company is required to maintain certain financial ratios and comply with certain financial covenants, which include a fixed charge coverage ratio, a leverage ratio and a covenant to maintain a defined level of tangible net worth. The Company’s 2012 Credit Facility contains provisions that allow the Company to repurchase stock and/or pay cash dividends within certain parameters and restricts the Company from pledging any of its assets as collateral against other indebtedness. The Company was in compliance with the requirements and covenants of the 2012 Credit Facility as of December 31, 2013. The Company is required to pay an annual commitment fee of 0.375% on the average daily unused portion of the 2012 Credit Facility commitment.

Subsequent to year end, on February 5, 2014, the Company entered into an agreement with a group of commercial lenders to establish a new revolving credit facility (the "2014 Credit Facility") in the amount of $160,000,000 with an accordion feature whereby the facility may be increased up to an additional $50,000,000 with the consent of any increasing or additional participating lenders. The Company used proceeds from the 2014 Credit Facility and available cash balances to retire and terminate the 2012 Credit Facility. The 2014 Credit Facility matures in February 2019 and bears interest, at the Company's option, at either (i) the prevailing LIBOR rate (with interest periods of 1, 2, 3 or 6 months at the Company's option) plus a fixed spread of 2.5% or (ii) the prevailing prime or base rate plus a fixed spread of 1.5%. The Company is required to maintain certain financial ratios and comply with certain financial covenants, including compliance with a leverage ratio of no greater than 2.5 times Consolidated

EXHIBIT 99.1

EBITDA (as defined in the 2014 Credit Facility). The 2014 Credit Facility limits the Company's ability to incur additional indebtedness, subject to customary exceptions, including permitted additional unsecured debt so long as the aggregate principal amount of the loans and commitments under the 2014 Credit Facility plus such additional unsecured debt plus foreign third-party loans does not in the aggregate exceed $500,000,000. The 2014 Credit Facility is unsecured except for the pledge of 65% of the stock of certain of the Company's foreign subsidiaries, and the Company is restricted from pledging any of its other assets as collateral against other indebtedness. The 2014 Credit Facility is guaranteed by the Company's material U.S. operating subsidiaries. The 2014 Credit Facility allows the Company to repurchase shares of its stock and to pay cash dividends within certain parameters. The Company is required to pay an annual commitment fee of 0.50% on the average daily unused portion of the 2014 Credit Facility commitment. At February 5, 2014, upon the effectiveness of the 2014 Credit Facility, the Company had $145,870,000 outstanding under the 2014 Credit Facility and $14,130,000 available for borrowings and the 2014 Credit Facility had an interest rate of 2.69%.
At December 31, 2013, the Company had notes payable arising from a 16-store pawn acquisition in September 2012, with a remaining balance of $6,531,000 bearing interest at 4.0% per annum. The remaining balance is payable in monthly payments of principal and interest scheduled through September 2017. Of the $6,531,000 in notes payable, $1,647,000 is classified as a current liability and $4,884,000 is classified as long-term debt.

At December 31, 2013, the Company also had a note payable arising from a 29-store pawn acquisition in January 2012, with a remaining balance of $1,821,000 bearing interest at 3.0% per annum. The remaining balance is payable in monthly payments of principal and interest scheduled through January 2015. Of the $1,821,000 in notes payable, $1,679,000 is classified as a current liability and $142,000 is classified as long-term debt.

As of December 31, 2013, annual maturities of the outstanding long-term debt for each of the five years after December 31, 2013 are as follows (in thousands):

Fiscal
2014	$3,326
2015	183,856
2016	1,784
2017	1,386
2018	—
Thereafter	—
$190,352

EXHIBIT 99.1

NOTE 10 - INCOME TAXES

Components of the provision for income taxes and the income to which it relates for the years ended December 31, 2013, 2012 and 2011 consist of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Income from continuing operations before income taxes:
Domestic	$43,936	$48,419	$44,199
Foreign	76,256	73,818	62,888
Income from continuing operations before income taxes	$120,192	$122,237	$107,087

Current income taxes:
Federal	$22,468	$17,423	$16,490
Foreign	20,392	19,748	17,304
State and local	781	962	749
Current provision for income taxes	43,641	38,133	34,543

Deferred provision (benefit) for income taxes:
Federal	(799)	3,122	2,540
Foreign	(7,218)	—	—
State and local	89	120	(133)
Total deferred provision (benefit) for income taxes	(7,928)	3,242	2,407

Provision for income taxes	$35,713	$41,375	$36,950

The provision for income taxes related to discontinued operations was a $341,000 benefit, $271,000 benefit and $5,000,000 expense for the years ended December 31, 2013, 2012 and 2011, respectively.

In July 2013, the Company terminated an election to include foreign subsidiaries in its consolidated U.S. federal income tax return and it is the Company's intent to indefinitely reinvest the earnings of these subsidiaries outside the U.S. Accordingly, under current U.S. income tax law, the undistributed earnings of the foreign subsidiaries should not be subject to U.S. federal income tax as of July 2013. The Company recognized an estimated one-time net income tax benefit of approximately $3,979,000 in 2013 related primarily to changes in deferred tax assets and liabilities, net of certain one-time U.S. tax liabilities associated with the termination of the election. The amount of the benefit could be subject to adjustment pending the preparation and filing of the Company's 2013 tax returns during 2014. The cumulative amount of indefinitely reinvested earnings of foreign subsidiaries is $23,485,000 at December 31, 2013. These earnings would be subject to additional U.S. taxes of $1,076,000 if the earnings were repatriated into the U.S. for 2013.

EXHIBIT 99.1

The principal current and non-current deferred tax assets and liabilities consist of the following at December 31, 2013, and 2012 (in thousands):

	December 31,
	2013	2012
Deferred tax assets:
Depreciation	$5,841	$—
Cumulative foreign translation adjustment	4,010	3,447
Deferred cost of goods sold deduction	2,507	—
Interest accrual on forfeited pawn loans	1,053	1,365
Deferred compensation	773	—
Allowance for consumer loan losses	427	—
Other	1,091	495
Total deferred tax assets	15,702	5,307

Deferred tax liabilities:
Intangible asset amortization	17,760	15,823
Share-based compensation	918	1,101
Other	807	510
Total deferred tax liabilities	19,485	17,434

Net deferred tax liabilities	$(3,783)	$(12,127)

Reported as:
Current deferred tax assets	$5,044	$1,148
Non-current deferred income tax liabilities	(8,827)	(13,275)
Net deferred tax liabilities	$(3,783)	$(12,127)

The effective rate on income from continuing operations differs from the U.S. federal statutory rate of 35%. The following is a reconciliation of such differences (in thousands):

	Year Ended December 31,
	2013	2012	2011
Tax at the U.S. federal statutory rate	$42,067	$42,783	$37,480
State income taxes, net of federal tax benefit of $273, $337 and $262, respectively	508	625	487
Effect of indefinitely reinvesting foreign earnings	(2,281)	—	—
Tax restructuring	(3,979)	—	—
Additional foreign tax credit claimed from prior periods	—	(778)	—
Other taxes and adjustments, net	(602)	(1,255)	(1,017)
Provision for income taxes	$35,713	$41,375	$36,950
Effective tax rate	29.7%	33.8%	34.5%

The Company reviews the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Interest and penalties related to income tax liabilities that could arise would be classified as interest expense in the Company's consolidated statements of income. There were no such interest or penalties for the fiscal years ended December 31, 2013, 2012 and 2011.

EXHIBIT 99.1

As of December 31, 2013, and 2012, the Company had no unrecognized tax benefits and, therefore, the Company did not have a liability for accrued interest and penalties. The Company does not believe its unrecognized tax benefits will significantly change over the next twelve months.

The Company files federal income tax returns in the United States and Mexico, as well as multiple state and local income tax returns in the United States. During fiscal 2013, the U.S. Internal Revenue Service completed its examination of the Company's U.S. federal income tax returns for the years ended December 31, 2006, 2007, and 2008, which resulted in no adjustments. The Company's U.S. federal returns are not subject to examination for tax years prior to 2010. The Company's state income tax returns are not subject to examination for the tax years prior to 2010 with the exception of three states, which are not subject to examination for tax years prior to 2009. With respect to Mexico, the tax years prior to 2008 are closed to examination.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases certain of its facilities and equipment under operating leases with terms generally ranging from three to five years. Most facility leases contain renewal options. Remaining future minimum rentals due under non-cancelable operating leases are as follows (in thousands):

Fiscal
2014	$39,329
2015	33,115
2016	25,083
2017	16,701
2018	9,177
Thereafter	17,583
$140,988

Rent expense from continuing operations under such leases was $40,484,000, $32,940,000 and $27,416,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

Litigation

The Company is, from time to time, a defendant (actual or threatened) in certain lawsuits and arbitration claims encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

Guarantees

The Company offers a fee-based CSO Program to assist consumers in its Texas markets in obtaining extensions of credit. The Company’s CSO Program in Texas is licensed as a Credit Access Business (“CAB”) under Texas Finance Code Chapter 393 and regulated by the Texas Office of the Consumer Credit Commissioner. Under the CSO Program, the Company assists customers in applying for a short-term extension of credit from the Independent Lender and issues the Independent Lender a letter of credit to guarantee the repayment of the extension of credit. The extensions of credit made by the Independent Lender to credit services customers of the Company range in amount from $50 to $1,500, have terms of 7 to 180 days and bear interest at a rate of 10% on an annualized basis. The Independent Lender is considered a variable interest entity of the Company. The net loans outstanding represent less than 50% of the Independent Lender's total assets. In addition, the Company does not have any ownership interest in the Independent Lender, does not exercise control over it and is not the primary beneficiary and, therefore, does not consolidate the Independent Lender's results with its results.

The letters of credit under the CSO Program constitute a guarantee for which the Company is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken by issuing the letters of credit. The Independent Lender may present the letter of credit to the Company for payment if the customer fails to repay the full amount of the extension of credit and accrued interest after the due date of the extension of credit. Each letter of credit expires approximately 30 days after the due date of the extension of credit. The Company's maximum loss exposure under all of the outstanding letters of credit issued on behalf of its customers to the Independent Lender as of December 31, 2013, was $13,992,000 compared to $16,168,000 at December 31, 2012. According to the terms of the letter of credit, if the borrower defaults on the extension of credit, the Company

EXHIBIT 99.1

will pay the Independent Lender the principal, accrued interest, insufficient funds fee, and late fees, all of which the Company records as a component of its credit loss provision. The Company is entitled to seek recovery, directly from its customers, of the amounts it pays the Independent Lender in performing under the letters of credit. The Company records the estimated fair value of the liability under the letters of credit, which was $580,000 at December 31, 2013, as a component of accrued liabilities. The loss provision associated with the CSO Program is based primarily upon historical loss experience, with consideration given to recent loss trends, delinquency rates, economic conditions and management's expectations of future credit losses.

NOTE 12 - GOODWILL

The Company performed its assessment of goodwill and determined there was no impairment as of December 31, 2013, and 2012.

The accumulated amortization for goodwill was $8,065,000 at December 31, 2013, and 2012. Changes in the carrying value of goodwill were as follows (in thousands):

December 31, 2013
Balance, beginning of year	$166,386
Acquisitions (Note 4)	84,541
Foreign currency adjustments	(73)
Other adjustments	387
Balance, end of year	$251,241

December 31, 2012
Balance, beginning of year	$69,652
Acquisitions (Note 4)	95,131
Foreign currency adjustments	1,603
Balance, end of year	$166,386

NOTE 13 - EQUITY COMPENSATION PLANS AND SHARE-BASED COMPENSATION
The Company has previously adopted equity and share-based compensation plans to attract and retain executives, directors and key employees. During 2011, the Company's shareholders approved the 2011 Long-Term Incentive Plan, which allows for additional equity grants. Under these plans, the Company has granted qualified and non-qualified common stock options and nonvested common stock awards to officers, directors and other key employees. At December 31, 2013, 1,074,000 shares were reserved for future grants under the plans.

Stock Options

Historically, common stock options have been granted to purchase the Company's common stock at an exercise price equal to or greater than the fair market value at the date of grant and generally have a maximum duration of ten years. The Company typically issues shares of common stock to satisfy option exercises.

Stock options outstanding as of December 31, 2013, are as follows (in thousands, except exercise price and life):

Range of				Weighted-Average	Currently
Exercise Prices			Options	Remaining Life	Exercisable
$10.00	-	$15.00	170	1.8	170
$15.01	-	$20.00	779	1.6	779
$20.01	-	$25.00	13	3.3	4
$35.01	-	$40.00	90	7.4	—
			1,052	2.2	953

EXHIBIT 99.1

A summary of stock option activity for the years ended December 31, 2013, 2012 and 2011, is as follows (in thousands, except exercise price):

	2013		2012		2011
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Underlying	Exercise	Underlying	Exercise	Underlying	Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding at beginning of year	1,635	$18.51	2,109	$16.39	2,292	$14.63
Granted	—	—	—	—	90	39.11
Exercised	(573)	16.12	(474)	9.06	(273)	9.08
Canceled or forfeited	(10)	10.00	—	—	—	—
Outstanding at end of year	1,052	19.90	1,635	18.51	2,109	16.39

Exercisable at end of year	953	18.05	1,512	17.35	1,950	15.48

At December 31, 2013, the aggregate intrinsic value for the stock options outstanding was $44,098,000, of which $41,741,000 was exercisable at the end of the year, with weighted-average remaining contractual terms of 2.2 years. The aggregate intrinsic value reflects the total pre-tax intrinsic value (the difference between the Company's closing stock price on the last trading day of the period and the exercise price of the options, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2013.

The total intrinsic value of options exercised for fiscal 2013, 2012 and 2011, was $22,375,000, $16,878,000 and $6,345,000, respectively. The intrinsic values are based on the closing price of the Company's stock on the date of exercise. The Company typically issues shares of common stock to satisfy option exercises.

There were no common stock options granted in fiscal 2013 and 2012. The common stock options granted in 2011 have a ten year life and vest annually during periods ranging from five to ten years from the date of grant. The fair value of option grants in 2011 were estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted-average assumptions: expected volatility was 40.0%; risk-free interest rate was 1.0%; expected terms of options was 7.25 years; and weighted-average fair value of options granted was $15.27.

Nonvested Common Stock Awards

The Company has granted nonvested common stock awards (also known as "restricted stock") to Company officers and to the non-management members of the Board of Directors under the Company's incentive plans. The nonvested common stock awards are issued as common shares upon vesting. The 2013 awards included 1,000 shares, which vest ratably over time through 2020. The 2012 awards included 50,000 shares with performance-based criteria with measurement periods beginning in 2012 through 2015 and 50,000 shares with performance-based criteria with measurement periods beginning in 2013 through 2016. The vesting performance criteria for awards with a measurement period beginning in 2012 relate to the Company's growth in net income from continuing operations compared to the 2011 base period. The vesting performance criteria for awards with a measurement period beginning in 2013 relate to the Company's growth in earnings per share from continuing operations compared to the 2012 base period. All other 2012 awards vest ratably over time through 2019. The 2011 awards included 50,000 shares with performance-based criteria with measurement periods beginning in 2011 through 2015. The vesting performance criteria for each year relate to the Company's growth in net income from continuing operations compared to the 2010 base period. All other 2011 awards vest ratably over time through 2018. The grant date fair value of the nonvested awards is based on the Company's closing stock price on the day of the grant date, and the grant date fair value of performance award units is based on the maximum amount of the award expected to be achieved. The amount attributable to award grants is amortized to expense over the vesting periods.

EXHIBIT 99.1

The following table summarizes the nonvested common stock award activity during 2013, 2012 and 2011 (in thousands, except fair value amounts):

	2013		2012		2011
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Fair Value		Fair Value		Fair Value
	Underlying	at Date	Underlying	at Date	Underlying	at Date
	Shares	of Grant	Shares	of Grant	Shares	of Grant
Outstanding at beginning of year	153	$39.24	76	$30.74	33	$28.50
Granted	1	51.70	108	43.45	59	31.59
Vested	(8)	32.97	(31)	33.04	(16)	29.26
Canceled or forfeited	(29)	39.49	—	—	—	—
Outstanding at end of year	117	39.91	153	39.24	76	30.74

Nonvested common stock awards vesting in 2013, 2012 and 2011 had an aggregate intrinsic value of $224,000, $1,469,000 and $578,000, respectively, based on the closing price of the Company's stock on the date of vesting. The outstanding award units had an aggregate intrinsic value of $7,229,000 at December 31, 2013.

Share-Based Compensation Expense

The Company's net income includes the following compensation costs related to share-based compensation arrangements (in thousands):

	Year Ended December 31,
	2013	2012	2011
Gross compensation costs:
Stock options	$158	$134	$112
Nonvested stock	395	1,166	630
Total gross compensation costs	553	1,300	742

Income tax benefits:
Stock options	(55)	(45)	(39)
Nonvested stock	(138)	(217)	(217)
Total income tax benefits	(193)	(262)	(256)

Net compensation expense	$360	$1,038	$486

Tax benefit realized from stock options exercised during the year	$7,805	$5,841	$2,088

As of December 31, 2013, the total compensation cost related to nonvested stock options not yet recognized was $680,000 and is expected to be recognized over the weighted-average period of 2.5 years. As of December 31, 2013, the total compensation cost related to nonvested common stock awards not yet recognized was $4,253,000 and is expected to be recognized over the weighted-average period of 1.9 years. There was $1,288,000, $0 and $0 of excess tax benefit over exercise price recorded as increases to additional paid-in capital in fiscal 2013, 2012 and 2011, respectively.

EXHIBIT 99.1

NOTE 14 - FIRST CASH 401(k) PROFIT SHARING PLAN

The First Cash 401(k) Profit Sharing Plan (the “Plan”) is provided by the Company for all full-time, U.S.-based, employees who have been employed with the Company for six months or longer. Under the Plan, a participant may contribute up to 100% of earnings, with the Company matching the first 6% at a rate of 40%. The employee and Company contributions are paid to a corporate trustee and invested in various funds. Company contributions made to participants' accounts become fully vested upon completion of five years of service. The total Company matching contributions to the Plan were $712,000, $602,000 and $525,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

NOTE 15 - GEOGRAPHIC AREAS

The following table shows revenue, selected current assets and long-lived assets (all non-current assets except goodwill, intangibles and deferred tax assets) by geographic area (in thousands):

	Year Ended December 31,
	2013	2012	2011
Revenue:
United States	$297,862	$270,342	$232,862
Mexico	362,986	321,749	281,135
	$660,848	$592,091	$513,997

Pawn loans and consumer loans:
United States	$66,548	$56,189	$41,184
Mexico	50,136	48,871	32,961
	$116,684	$105,060	$74,145

Inventories:
United States	$40,910	$32,664	$23,745
Mexico	36,883	32,681	20,667
	$77,793	$65,345	$44,412

Long-lived assets:
United States	$58,539	$47,343	$40,008
Mexico	52,339	48,452	35,383
	$110,878	$95,795	$75,391

EXHIBIT 99.1

NOTE 16 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial data (in thousands, except per share data) for the fiscal years ended December 31, 2013, and 2012, are set forth below. The Company's operations are subject to seasonal fluctuations. The amounts reported below have been adjusted to reflect reclassification of the discontinued operations.

	Quarter Ended
	March 31	June 30	September 30	December 31
2013
Total revenue	$159,912	$142,354	$173,379	$185,203
Cost of revenue	68,652	58,207	79,404	85,011
Net revenue	91,260	84,147	93,975	100,192
Total expenses and other income	60,094	60,387	64,524	64,377
Income from continuing operations	20,180	15,654	23,127	25,518
Income (loss) from discontinued operations, net of tax	84	9	14	(740)
Net income	20,264	15,663	23,141	24,778
Diluted income per share:
Income from continuing operations, net of tax	0.68	0.53	0.79	0.87
Income (loss) from discontinued operations, net of tax	—	—	—	(0.03)
Net income	0.68	0.53	0.79	0.84
Diluted weighted average shares	29,955	29,603	29,353	29,393

2012
Total revenue	$133,629	$131,505	$148,700	$178,257
Cost of revenue	56,456	57,379	63,518	79,200
Net revenue	77,173	74,126	85,182	99,057
Total expenses and other income	50,648	49,243	55,294	58,116
Income from continuing operations	17,375	16,297	19,578	27,612
Income (loss) from discontinued operations, net of tax	137	52	(689)	(3)
Net income	17,512	16,349	18,889	27,609
Diluted income per share:
Income from continuing operations, net of tax	0.57	0.56	0.67	0.93
Income (loss) from discontinued operations, net of tax	0.01	—	(0.03)	—
Net income	0.58	0.56	0.64	0.93
Diluted weighted average shares	30,353	29,404	29,430	29,666

EXHIBIT 99.1

Note 17 - CONDENSED CONSOLIDATING GUARANTOR FINANCIAL STATEMENTS

On March 24, 2014, the Company completed an offering of $200,000,000 of 6.75% senior notes due on April 1, 2021 (the “Notes”) to certain initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes are fully, unconditionally, jointly, and severally guaranteed by certain of the Company's domestic subsidiaries (collectively, "Guarantor Subsidiaries”). Each of the Guarantor Subsidiaries is 100% owned, directly or indirectly, by the Company. The following supplemental financial information sets forth, on a consolidating basis, the balance sheets, statements of comprehensive income and statements of cash flows of First Cash Financial Services, Inc. (the “Parent Company”), the Guarantor Subsidiaries and the Parent Company’s other subsidiaries (“Non-Guarantor Subsidiaries”).

The supplemental condensed consolidating financial information has been prepared pursuant to Securities and Exchange Commission rules and regulations for condensed financial information and does not include the more complete disclosures included in annual financial statements. Investments in consolidated subsidiaries have been presented under the equity method of accounting. The principal eliminating entries eliminate investments in subsidiaries, intercompany balances and intercompany revenues and expenses. The condensed financial information may not necessarily be indicative of the results of operations or financial position had the Guarantor Subsidiaries or Non-Guarantor Subsidiaries operated as independent entities.

EXHIBIT 99.1

Condensed Consolidating Balance Sheet
December 31, 2013
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$24,674	$4,240	$41,729	$—	$70,643
Pawn loan fees and service charges receivable	—	7,934	8,755	—	16,689
Pawn loans	—	56,566	58,668	—	115,234
Consumer loans, net	—	694	756	—	1,450
Inventories	—	33,817	43,976	—	77,793
Prepaid expenses and other current assets	1,971	—	1,398	—	3,369
Deferred tax assets	907	—	4,137	—	5,044
Total current assets	27,552	103,251	159,419	—	290,222

Property and equipment, net	4,155	47,374	56,608	—	108,137
Goodwill, net	—	149,470	101,771	—	251,241
Other non-current assets	—	6,020	3,353	—	9,373
Deferred tax assets	—	—	6,943	(6,943)	—
Intercompany receivable	—	—	156,794	(156,794)	—
Investments in subsidiaries	751,785	—	—	(751,785)	—
Total assets	$783,492	$306,115	$484,888	$(915,522)	$658,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of notes payable	$3,326	$—	$—	$—	$3,326
Accounts payable and accrued liabilities	13,804	6,942	17,277	—	38,023
Income taxes payable	7,302	—	110	—	7,412
Total current liabilities	24,432	6,942	17,387	—	48,761

Revolving unsecured credit facility	182,000	—	—	—	182,000
Notes payable, net of current portion	5,026	—	—	—	5,026
Deferred income tax liabilities	881	10,080	4,809	(6,943)	8,827
Intercompany payable	156,794	—	—	(156,794)	—
Total liabilities	369,133	17,022	22,196	(163,737)	244,614

Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	394	—	—	—	394
Additional paid-in capital	176,675	—	—	—	176,675
Retained earnings	490,280	289,093	470,140	(751,785)	497,728
Accumulated other comprehensive income (loss) from cumulative foreign currency translation adjustments	(303)	—	(7,448)	—	(7,751)
Common stock held in treasury, at cost	(252,687)	—	—	—	(252,687)

EXHIBIT 99.1

Condensed Consolidating Balance Sheet (Continued)
December 31, 2013
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Total stockholders' equity	414,359	289,093	462,692	(751,785)	414,359
Total liabilities and stockholders' equity	$783,492	$306,115	$484,888	$(915,522)	$658,973

EXHIBIT 99.1

Condensed Consolidating Balance Sheet
December 31, 2012
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$12,145	$3,885	$34,255	$—	$50,285
Pawn loan fees and service charges receivable	—	6,999	8,159	—	15,158
Pawn loans	—	50,091	53,090	—	103,181
Consumer loans, net	—	1,076	803	—	1,879
Inventories	—	29,325	36,020	—	65,345
Prepaid expenses and other current assets	3,733	—	1,263	(562)	4,434
Deferred tax assets	1,148	—	—	—	1,148
Total current assets	17,026	91,376	133,590	(562)	241,430

Property and equipment, net	3,732	38,802	50,770	—	93,304
Goodwill, net	—	95,368	71,018	—	166,386
Other non-current assets	—	3,503	3,069	—	6,572
Deferred tax assets	—	—	3,447	(3,447)	—
Intercompany receivable	—	—	118,494	(118,494)	—
Investments in subsidiaries	572,928	—	—	(572,928)	—
Total assets	$593,686	$229,049	$380,388	$(695,431)	$507,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of notes payable	$3,212	$—	$—	$—	$3,212
Accounts payable and accrued liabilities	7,629	5,585	14,724	—	27,938
Income taxes payable	—	—	562	(562)	—
Total current liabilities	10,841	5,585	15,286	(562)	31,150

Revolving unsecured credit facility	102,500	—	—	—	102,500
Notes payable, net of current portion	8,351	—	—	—	8,351
Deferred income tax liabilities	1,084	8,492	7,146	(3,447)	13,275
Intercompany payable	118,494	—	—	(118,494)	—
Total liabilities	241,270	14,077	22,432	(122,503)	155,276

Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	388	—	—	—	388
Additional paid-in capital	159,081	—	—	—	159,081
Retained earnings	407,160	214,972	364,678	(572,928)	413,882
Accumulated other comprehensive income (loss) from cumulative foreign currency translation adjustments	(218)	—	(6,722)	—	(6,940)
Common stock held in treasury, at cost	(213,995)	—	—	—	(213,995)

EXHIBIT 99.1

Condensed Consolidating Balance Sheet (Continued)
December 31, 2012
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Total stockholders' equity	352,416	214,972	357,956	(572,928)	352,416
Total liabilities and stockholders' equity	$593,686	$229,049	$380,388	$(695,431)	$507,692

EXHIBIT 99.1

Condensed Consolidating Statement of Comprehensive Income
Year Ended December 31, 2013
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Revenue:
Retail merchandise sales	$—	$121,194	$245,993	$—	$367,187
Pawn loan fees	—	71,586	109,969	—	181,555
Consumer loan and credit services fees	—	39,771	4,010	—	43,781
Wholesale scrap jewelry revenue	—	35,147	33,178	—	68,325
Total revenue	—	267,698	393,150	—	660,848

Cost of revenue:
Cost of retail merchandise sold	—	65,381	155,980	—	221,361
Consumer loan and credit services loss provision	—	10,659	709	—	11,368
Cost of wholesale scrap jewelry sold	—	29,148	29,397	—	58,545
Total cost of revenue	—	105,188	186,086	—	291,274

Net revenue	—	162,510	207,064	—	369,574

Expenses and other income:
Store operating expenses	—	76,821	104,500	—	181,321
Administrative expenses	30,900	—	18,630	—	49,530
Depreciation and amortization	1,193	4,739	9,429	—	15,361
Interest expense	3,492	—	—	—	3,492
Interest income	(8)	—	(314)	—	(322)
Total expenses and other income	35,577	81,560	132,245	—	249,382

Income from continuing operations before income taxes	(35,577)	80,950	74,819	—	120,192

Provision for income taxes	(12,637)	28,333	20,017	—	35,713

Income from continuing operations	(22,940)	52,617	54,802	—	84,479

Income (loss) from discontinued operations, net of tax	—	—	(633)	—	(633)
Net income	$(22,940)	$52,617	$54,169	$—	$83,846
Other comprehensive income (loss):
Currency translation adjustment, net of tax expense or benefit	(811)	—	—	—	(811)
Comprehensive income	$(23,751)	$52,617	$54,169	$—	$83,035

EXHIBIT 99.1

Condensed Consolidating Statement of Comprehensive Income
Year Ended December 31, 2012
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Revenue:
Retail merchandise sales	$—	$89,373	$198,083	$—	$287,456
Pawn loan fees	—	57,220	95,017	—	152,237
Consumer loan and credit services fees	—	44,419	4,273	—	48,692
Wholesale scrap jewelry revenue	—	51,978	51,728	—	103,706
Total revenue	—	242,990	349,101	—	592,091

Cost of revenue:
Cost of retail merchandise sold	—	45,572	121,572	—	167,144
Consumer loan and credit services loss provision	—	11,837	719	—	12,556
Cost of wholesale scrap jewelry sold	—	36,672	40,181	—	76,853
Total cost of revenue	—	94,081	162,472	—	256,553

Net revenue	—	148,909	186,629	—	335,538

Expenses and other income:
Store operating expenses	—	59,843	89,036	—	148,879
Administrative expenses	36,281	—	13,930	—	50,211
Depreciation and amortization	1,096	3,861	7,982	—	12,939
Interest expense	—	1,488	—	—	1,488
Interest income	—	(11)	(205)	—	(216)
Total expenses and other income	37,377	65,181	110,743	—	213,301

Income from continuing operations before income taxes	(37,377)	83,728	75,886	—	122,237

Provision for income taxes	(12,859)	30,561	23,673	—	41,375

Income from continuing operations	(24,518)	53,167	52,213	—	80,862

Income (loss) from discontinued operations, net of tax	—	—	(503)	—	(503)
Net income	$(24,518)	$53,167	$51,710	$—	$80,359
Other comprehensive income (loss):
Currency translation adjustment, net of tax expense or benefit	6,523	—	—	—	6,523
Comprehensive income	$(17,995)	$53,167	$51,710	$—	$86,882

EXHIBIT 99.1

Condensed Consolidating Statement of Comprehensive Income
Year Ended December 31, 2011
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Revenue:
Retail merchandise sales	$—	$71,863	$164,934	$—	$236,797
Pawn loan fees	—	47,199	75,121	—	122,320
Consumer loan and credit services fees	—	42,051	4,825	—	46,876
Wholesale scrap jewelry revenue	—	51,345	56,659	—	108,004
Total revenue	—	212,458	301,539	—	513,997

Cost of revenue:
Cost of retail merchandise sold	—	36,085	106,021	—	142,106
Consumer loan and credit services loss provision	—	10,484	847	—	11,331
Cost of wholesale scrap jewelry sold	—	33,454	37,851	—	71,305
Total cost of revenue	—	80,023	144,719	—	224,742

Net revenue	—	132,435	156,820	—	289,255

Expenses and other income:
Store operating expenses	—	52,776	73,331	—	126,107
Administrative expenses	34,695	—	10,564	—	45,259
Depreciation and amortization	1,079	3,343	6,522	—	10,944
Interest expense	135	—	—	—	135
Interest income	(111)	—	(166)	—	(277)
Total expenses and other income	35,798	56,119	90,251	—	182,168

Income from continuing operations before income taxes	(35,798)	76,316	66,569	—	107,087

Provision for income taxes	(10,015)	26,711	20,254	—	36,950

Income from continuing operations	(25,783)	49,605	46,315	—	70,137

Income (loss) from discontinued operations, net of tax	—	—	7,645	—	7,645
Net income	$(25,783)	$49,605	$53,960	$—	$77,782
Other comprehensive income (loss):
Currency translation adjustment, net of tax expense or benefit	(10,414)	—	—	—	(10,414)
Comprehensive income	$(36,197)	$49,605	$53,960	$—	$67,368

EXHIBIT 99.1

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2013
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Cash flow from operating activities:
Net cash flow provided by (used in) operating activities	$(78,714)	$82,737	$102,695	$—	$106,718
Cash flow from investing activities:
Loan receivables, net of cash repayments	—	(78)	(333)	—	(411)
Purchases of property and equipment	(1,616)	(11,584)	(13,472)	—	(26,672)
Acquisitions of pawn stores, net of cash acquired	—	(70,720)	(42,923)	—	(113,643)
Investing activity with subsidiaries	38,215	—	(38,215)	—	—
Net cash flow provided by (used in) investing activities	36,599	(82,382)	(94,943)	—	(140,726)
Cash flow from financing activities:
Borrowings from revolving credit facilities	152,500	—	—	—	152,500
Repayments of revolving credit facilities	(73,000)	—	—	—	(73,000)
Repayments of notes payable	(3,211)	—	—	—	(3,211)
Purchases of treasury stock	(38,692)	—	—	—	(38,692)
Proceeds from exercise of share-based compensation awards	9,242	—	—	—	9,242
Income tax benefit from exercise of stock options	7,805	—	—	—	7,805
Net cash flow provided by (used in) financing activities	54,644	—	—	—	54,644
Effect of exchange rates on cash	—	—	(278)	—	(278)
Change in cash and cash equivalents	12,529	355	7,474	—	20,358
Cash and cash equivalents at beginning of the period	12,145	3,885	34,255	—	50,285
Cash and cash equivalents at end of the period	$24,674	$4,240	$41,729	$—	$70,643

EXHIBIT 99.1

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2012
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Cash flow from operating activities:
Net cash flow provided by (used in) operating activities	$(123,042)	$94,644	$117,190	$—	$88,792
Cash flow from investing activities:
Loan receivables, net of cash repayments	—	(6,702)	(10,623)	—	(17,325)
Purchases of property and equipment	379	(7,379)	(14,841)	—	(21,841)
Acquisitions of pawn stores, net of cash acquired	—	(73,106)	(47,632)	—	(120,738)
Investing activity with subsidiaries	41,815	(8,500)	(33,315)	—	—
Net cash flow provided by (used in) investing activities	42,194	(95,687)	(106,411)	—	(159,904)
Cash flow from financing activities:
Borrowings from revolving credit facilities	194,500	—	—	—	194,500
Repayments of revolving credit facilities	(92,000)	—	—	—	(92,000)
Repayments of notes payable	(1,837)	—	—	—	(1,837)
Purchases of treasury stock	(61,275)	—	—	—	(61,275)
Proceeds from exercise of share-based compensation awards	4,296	—	—	—	4,296
Income tax benefit from exercise of stock options	5,841	—	—	—	5,841
Net cash flow provided by (used in) financing activities	49,525	—	—	—	49,525
Effect of exchange rates on cash	—	—	1,576	—	1,576
Change in cash and cash equivalents	(31,323)	(1,043)	12,355	—	(20,011)
Cash and cash equivalents at beginning of the period	43,468	4,928	21,900	—	70,296
Cash and cash equivalents at end of the period	$12,145	$3,885	$34,255	$—	$50,285

EXHIBIT 99.1

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2011
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated
Cash flow from operating activities:
Net cash flow provided by (used in) operating activities	$(7,515)	$26,830	$61,060	$—	$80,375
Cash flow from investing activities:
Loan receivables, net of cash repayments	—	(3,749)	(1,459)	—	(5,208)
Purchases of property and equipment	7,075	(22,513)	(13,536)	—	(28,974)
Proceeds from disposition of consumer loan stores	—	—	19,857	—	19,857
Acquisitions of pawn stores, net of cash acquired	—	—	(7,779)	—	(7,779)
Investing activity with subsidiaries	52,500	—	(52,500)	—	—
Net cash flow provided by (used in) investing activities	59,575	(26,262)	(55,417)	—	(22,104)
Cash flow from financing activities:
Repayments of notes payable	(1,851)	—	—	—	(1,851)
Purchases of treasury stock	(55,308)	—	—	—	(55,308)
Proceeds from exercise of share-based compensation awards	2,478	—	—	—	2,478
Income tax benefit from exercise of stock options	2,088	—	—	—	2,088
Net cash flow provided by (used in) financing activities	(52,593)	—	—	—	(52,593)
Effect of exchange rates on cash	—	—	(2,622)	—	(2,622)
Change in cash and cash equivalents	(533)	568	3,021	—	3,056
Cash and cash equivalents at beginning of the period	44,001	4,360	18,879	—	67,240
Cash and cash equivalents at end of the period	$43,468	$4,928	$21,900	$—	$70,296